UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20579
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 24, 2019
(Date of earliest event reported)
LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8755 W. Higgins Road, Suite 500, Chicago, IL 60631
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On January 24, 2019, the Board of Directors (the “Board”) of Littelfuse, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Bylaws”) to implement proxy access. Under the amended Bylaws, a qualifying shareholder, or a group of up to 20 such shareholders, owning at least three percent of the Company’s outstanding stock continuously for at least three years, will be able to nominate, and include in the Company’s annual meeting proxy materials, qualifying director nominees which shall not exceed the greater of two directors or 20% of the Board (rounded down), provided that the shareholders and nominees satisfy the eligibility, procedural and other requirements specified in the Bylaws.
The amendments to the Bylaws were effective upon approval and include other conforming changes in connection with the adoption of the proxy access provision, as well as certain other non-substantive changes. The foregoing description of the changes to the Bylaws above is qualified in its entirety by the Amended and Restated Bylaws of the Company filed herewith as Exhibit 3.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of Littelfuse, Inc. (as of January 24, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LITTELFUSE, INC.

Date: January 25, 2019	By: /s/ Ryan K. Stafford
Ryan K. Stafford Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Amended and Restated Bylaws of Littelfuse, Inc. (as of January 24, 2019).

*filed herewith

4